SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2004

The Williams Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma	74172

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 918/573-2000

Not Applicable

(Former name or former address, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
Item 9. Regulation FD Disclosure.
INDEX TO EXHIBITS
Copy of Williams Power-Only Portfolio

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

a) None

b) None

c) Exhibits

Exhibit 99.1	Copy of The Williams Companies, Inc. (“Williams”) Power - Only Portfolio – Expected Output and Volume Hedged, furnished pursuant to Item 9.

Item 9. Regulation FD Disclosure.

     Williams wishes to disclose for Regulation FD purposes, in response to a request from the investor community, certain output and volume hedged information for Williams’ Power segment. The information is an update to disclosures made in conjunction with Williams’ November 21, 2003 Power Tutorial. The information is furnished herewith as Exhibit 99.1.

     Pursuant to the requirements of the Securities Exchange Act of 1934, Williams has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILLIAMS COMPANIES, INC.
Date: July 1, 2004	/s/ Brian K. Shore
	Name:	Brian K. Shore
	Title:	Secretary

INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION
99.1	Copy of Williams’ Power — Only Portfolio – Expected Output and Volume Hedged.